EXHIBIT 10



                                REVERSE LOGISTICS

                            MASTER SERVICE AGREEMENT

                                     BETWEEN

                              WHIRLPOOL CORPORATION

                                       AND

                           APPLIANCE RECYCLING CENTERS
                                OF AMERICA, INC.




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               REVERSE LOGISTICS MASTER SERVICE AGREEMENT BETWEEN

                            WHIRLPOOL CORPORATION AND

               APPLIANCE RECYCLING CENTERS OF AMERICA, INC. (ARCA)


          This Agreement entered this 8TH day of July 1998, ("Effective Date") by and between WHIRLPOOL CORPORATION ("WHIRLPOOL"), a Delaware corporation, having a principal place of business at 2000 M-63, Benton Harbor, MI 49022, and Appliance Recycling Centers of America, Inc. (ARCA) ("VENDOR"), having a principal place of business at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426-4517.

                  WHEREAS VENDOR DESIRES TO PROVIDE CERTAIN REVERSE LOGISTICS SERVICES TO WHIRLPOOL IN SUPPORT OF WHIRLPOOL'S BUSINESS AT VARIOUS LOCATIONS AND WHIRLPOOL DESIRES TO HAVE VENDOR PROVIDE THESE SERVICES FROM TIME TO TIME AT WHIRLPOOL'S DISCRETION, AND

                  WHEREAS, THE PARTIES WISH TO FORMALIZE THEIR WORKING RELATIONSHIP WITH RESPECT TO SUCH SERVICES.

                  NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN AND IN CONSIDERATION OF THE TIME, MONEY AND EFFORT WHICH WILL HE EXPENDED BY THE RESPECTIVE PARTIES UNDER THIS AGREEMENT, THE PARTIES AGREE THAT SERVICES BE PROVIDED UNDER THE FOLLOWING TERMS AND CONDITIONS:


1.       DEFINITIONS

         As used herein:

         a) "SAF" is an acronym for "Service Authorization Form" which forms the mutual agreement between Parties to undertake one or more categories of reverse logistics services at one or more locations. One or more Service Authorization Forms will be appended to, and made a part of this Agreement.

         b) "Contracts Administrator" means the key contact person for each party relating to contractual issues and shall be as to
                  WHIRLPOOL:

                           Joe Napolitan
                           Whirlpool Corporation
                           150 Hilltop Rd, M/D 7590
                           St. Joseph, MI 49085


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                  and as to VENDOR:

                           Jack Cameron, President
                           Appliance Recycling Centers of America, Inc.
                           7400 Excelsior Boulevard
                           Minneapolis, Minnesota 55426-4517

                  or such other persons as may be designated by WHIRLPOOL or VENDOR from time to time.


2.       PROPRIETARY INFORMATION

         a) In connection with proposed Services hereunder, it may be necessary for WHIRLPOOL or its agents, subsidiaries and consultants to disclose to VENDOR information which is not generally known to WHIRLPOOL's customers or its competitors ("Proprietary Information"). All Proprietary Information disclosed by WHIRLPOOL to VENDOR or which is visible or audible to VENDOR by virtue of VENDOR having an employee, subcontractor or agent visiting or performing services at a facility controlled by WHIRLPOOL or one of its- subsidiaries, agents or subcontractors, shall be considered confidential and retained in confidence by VENDOR and its employees and shall not be published or disclosed to any other person, firm or corporation or used by VENDOR except as otherwise expressly authorized by WHIRLPOOL, except for any such information:

                  i) which is already known to VENDOR at the time it receives such information from the party disclosing such information hereunder; or

                  ii) which is or becomes publicly known through no wrongful act of VENDOR; or

                  iii) which VENDOR shall become required by law to disclose, provided that VENDOR provides WHIRLPOOL with prompt prior written notice of an opportunity to contest such disclosure and discloses such information only as and to the extent specifically required by law.

         b) VENDOR shall use the same degree of care to avoid publication or dissemination of WHIRLPOOL Proprietary Information disclosed hereunder as it employs with respect to its own information which it does not desire to have published or disseminated, but at all times shall use at least reasonable care.

         c) VENDOR agrees to disclose WHIRLPOOL Proprietary Information only to those of its employees having a "need to know" and further agrees to inform all such employees receiving such information of its obligations under this Agreement.


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         d)       The obligations of WHIRLPOOL and VENDOR shall apply to
                  disclosures during the term of this Agreement, and shall survive the expiration, termination and cancellation of this Agreement and continue as provided in Subparagraph A of this
                  Article 2.


3.       SERVICES

         a) WHIRLPOOL engages VENDOR as an independent contractor to provide reverse logistics services ("Services") as may be mutually agreed. The specific Services to be provided by VENDOR are described in SAFs appended to this Agreement from time to time.


4.       SERVICE INITIATION

         a) WHIRLPOOL may initiate one or more Services in a territory designated in the applicable SAF by forwarding two copies of applicable completed Service Authorization Form(s) signed by an authorized representative of WHIRLPOOL One or more Schedules may be attached to any SAF.

         b) VENDOR agrees to consider in good faith such proposed Service and, within the time period specified in the SAF, agrees to notify WHIRLPOOL whether or not it agrees to undertake the Service(s) proposed therein. VENDOR will indicate its willingness to undertake such a proposed Service(s) by returning to WHIRLPOOL a copy of the SAF signed by an authorized representative, whereupon the Service proposed therein shall become the basis of a specific Service ("Approved Service") and the terms and conditions set forth in this Agreement shall apply.

         c) In the event that VENDOR declines to participate in the Service, neither party shall have any obligation concerning such Service, and WHIRLPOOL may pursue such Service(s) with any other company provided such service is not in violation of the confidentiality obligations of or the conflict of interest restrictions of this Agreement.

         d) All parties agree to provide copies of all executed Service Initiation Authorizations to the above named Contract Administrators within ten (10) days of their execution.

         e) Neither party is obligated to initiate or accept any proposed Service. This Agreement is not intended to create an exclusive relationship between WHIRLPOOL and VENDOR, but instead is merely intended to provide a framework for defining the terms and conditions applicable to any Approved Services which might be entered into according to the terms of this Agreement.


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                  Nothing in this Agreement, shall prevent either party from entering into reverse logistics service agreements with other companies provided such reverse logistics services are not in violation of the confidentiality obligations or the conflict of interest restrictions of this Agreement. Neither party is required by this Agreement to first offer any projects to the other party before offering such project to a non-party. However, certain Services may be exclusive if so indicated on the SAF.


5.       APPROVED SERVICES

         a) Following the initiation of each Approved Service, the parties to the Approved Service shall use reasonable efforts to carry out the objectives set forth in the SAF pertaining thereto and/or as otherwise mutually established.

         b) During the period set forth in each SAF resulting in an Approved Service, the parties will use reasonable efforts to perform any duties and to develop and submit to each other any deliverables identified in the SAF. Any documentation shall be the property of WHIRLPOOL but may be copied by VENDOR for internal use provided such use in compliance with the confidentiality and conflict provisions of this Agreement.

         c) Except as otherwise specifically provided for in this Agreement or in the SAF, each party shall bear its own expenses for each Approved Service.

         d) All work on Approved Services established hereunder shall be under the direction and control of designated representatives of the parties and identified in the SAF. Each party may change its designated representative at any time by written notice to the other party.


6.       PERFORMANCE OF SERVICES

         a) VENDOR agrees to devote its best efforts to further WHIRLPOOL's interests and to endeavor in every proper way to make the assigned Services deliver successful business results to WHIRLPOOL. To that end, VENDOR will, where applicable:

                  i) Familiarize itself with WHIRLPOOL's applicable business, policies and objectives at a level appropriate in view of the nature of the services to be provided;

                  ii) If applicable, credit and pay all proper bills incurred for WHIRLPOOL's account.

                  iii) Hold planning meetings between WHIRLPOOL and VENDOR, as scheduled to review progress towards existing goals, establish new/revised


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                           goals, review process improvements, review business
                           outlook, and assure that long range goals and plans are understood by both parties;

                  iv) Competently and efficiently perform the Services as are more specifically defined in the respective SAFs;

                  v) Take all reasonable precautions to guard against any loss to WHIRLPOOL through failure of VENDOR's suppliers to properly execute their commitments;

                  vi) Use its best efforts to do all of the above at the most advantageous rates, terms and conditions available; and

                  vii) Make services available at reasonable times during the term of this Agreement.

         b) Any such Services that VENDOR and its employees or agents perform for WHIRLPOOL, and VENDOR's relationship to WHIRLPOOL in all matters relating to this Agreement, will be as an independent contractor, and VENDOR shall have no fight to, and will not, bind, assume or obligate WHIRLPOOL for anything in any manner nor make any commitments whatsoever nor representations in respect to WHIRLPOOL and its products other than representations finished to VENDOR by WHIRLPOOL.


7.       COMPENSATION, REIMBURSEMENTS & EXPENSES

         a) VENDOR agrees to submit a statement in accordance with WHIRLPOOL's then current applicable accounting procedures and the Supplemental Terms*, if any, for each month during which it has rendered reimbursable services hereunder for fees or expenses authorized under any Approved Service for the previous month; including, where applicable, any invoices paid to Vendors and other third parties on behalf of WHIRLPOOL, travel-related costs, requested publications, postage, delivery and other appropriate expenditures incurred by VENDOR in providing the services. All fees and expenses shall be invoiced to WHIRLPOOL in U. S. dollars at the then current ISA exchange rate.

                  *Supplement terms to be defined.

         b) Upon WHIRLPOOL's approval of the statement, WHIRLPOOL agrees to pay VENDOR for the amount of such statement within thirty
                  (30) days after receipt of the such statement. Such statements shall be sufficiently detailed to permit WHIRLPOOL to verify amounts due, milestones and tollgates accomplished, and outside expenses incurred as well other details specified in the SAF.


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8.       QUALITY STANDARDS

         a) VENDOR will provide Services which meet or exceed quality standards established and agreed upon by both WHIRLPOOL and VENDOR from time to time. Specific quality standards may also be recited in a SAF.

         b) It is the parties' intent that the relationship between them be a cooperative one and if the representatives attending these regularly scheduled meetings cannot agree on a solution to an issue raised both parties agree to elevate the issue within their respective organizations until a mutually agreeable solution is reached. To the extent one party recommends a process improvement on the part of the other party, the receiving party will, within a reasonable time, inform the suggesting party whether it intends to adopt the proposed process improvement. VENDOR and WHIRLPOOL will work with departments and functions within the other party to constantly improve processes that contribute to financial performance and customer satisfaction.


9.       INDEMNIFICATION

         a) VENDOR, and any successors and assigns shall defend, indemnify and hold WHIRLPOOL, its successors and assigns, and its directors, officers, employees, and agents harmless from and against any claims, allegations, demands, actions, lawsuits, judgments, decrees, losses, damages, liabilities, costs and expenses, including any amounts paid in defense or settlement, which may arise out of or be made in connection with any actual or alleged death or injury to any person or damage to property resulting, or claimed to have resulted, from (i) any act or omission of VENDOR, VENDOR's customers, or their representatives, employees, or agents relating to any appliances purchased or otherwise acquired from WHIRLPOOL, including without limitation, negligent or improper installation, transportation, storage, inspection, marketing, servicing, repair, modification, alteration, further manufacture, or misuse of appliances resold or otherwise transferred by VENDOR; (ii) the failure of printed materials VENDOR, VENDOR's customers, or their representatives, employees, or agents provide with appliances resold or otherwise transferred by VENDOR, to give adequate instructions or warnings to END USE consumers; (iii) any actual or alleged violation by VENDOR, VENDOR's customers, or their representatives, employees, or agents of any law, statute or ordinance of any governmental administrative order, rule or regulation; (iv) any representation by VENDOR, VENDOR's customers, or their representatives, employees, or agents that appliances resold or otherwise transferred by VENDOR are warranted in any way by WHIRLPOOL, including but not limited to, failing to attach an effective exclusion of express and implied warranties by WHIRLPOOL; (v) any violation of the terms of this Agreement or the terms of any SAF appended to this Agreement.


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         b)       These indemnity provisions will survive termination,
                  cancellation or expiration of this Agreement.


10.      INSURANCE

         a) VENDOR shall at its expense purchase and maintain the following insurance coverages:

                  i) Workers' Compensation insurance with statutory limits for all applicable state and federal regulations and Employers Liability insurance with policy limits of not less than $1,000,000 is required for all VENDOR employees performing duties hereunder.

                  ii) Commercial General Liability insurance as will protect VENDOR and WHIRLPOOL from all claims for damages due to bodily injury (including disease and death), personal injury, or property damage arising in connection with the Services provided by VENDOR, its employees, agents, representatives, subcontractors and/or business invitees. Such insurance coverage shall: a) be occurrence-based; b) provide limits of liability coverage in an amount not less than $2,000,000 per occurrence; c) include at least those coverage's generally designated Premises/Operations, Products/Completed Operations, and Contractual Liability; d) be written with an insurer having a current A.M. Best rating of A-
                           (VIII) or better; and e) such coverage shall be continuously maintained during the term of this Agreement and for at least five years following the termination of this Agreement.

                  iii) Automotive Liability insurance as will protect VENDOR from any and all claims for damages due to bodily injury (including death) or property damages arising from or in any way connected with the ownership, possession, operation, use, maintenance or repair of owned, non-owned or hired motor vehicles utilized to perform duties hereunder. Such insurance shall: a) provide limits of liability in an amount not less than $2,000,000 per accident; b) include pollution liability coverage for sudden and accidental losses, including losses arising out of collision or overturn; and c) be written with a carrier having an A.M. Best rating of A- (VIII) or better.

                  iv. Environmental Impairment Liability insurance as will protect VENDOR and WHIRLPOOL from damage, loss, cost or expense arising from sudden and accidental, and gradual pollution events arising from VENDOR's or subcontractors premises; transportation from WHIRLPOOL; and transportation to any shredder, recycler, or landfill. Such insurance shall; a) provide coverage in amount not less than $5,000,000 per occurrence and S 10,000,000 in the aggregate; b) designate


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                           WHIRLPOOL as a loss payee, and c) be written with an
                           insurer having an A.M. Best rating of A- (VIII) or better.

         b) The aforementioned insurance coverages maintained by VENDOR shall be primary insurance as respects to WHIRLPOOL, its officers, and employees. Any insurance or self-insurance maintained by WHIRLPOOL shall be in excess and non-contributory to VENDOR's insurance.

         c) Certificates of insurance evidencing all coverages specified in this paragraph shall be delivered to WHIRLPOOL with the fully executed copy of this Agreement, and within 30 days of the expiration or termination of such certificates during the term of this Agreement. These certificates shall contain a provision that coverage will not be materially modified, or canceled without at least thirty (30) days prior notice has been delivered by the insurer to WHIRLPOOL.


11.      DURATION, TERMINATION AND SCOPE OF AGREEMENT

         a) Term - This Agreement shall be effective as between WHIRLPOOL and VENDOR on the Effective Date. Until written notice of termination is received as provided in subparagraph (b) below, this Agreement shall continue in force.

         b) Termination - Neither this Agreement nor any Approved Service established hereunder pursuant to an SAF may be terminated by WHIRLPOOL during that period beginning on the Effective Date (July 8, 1998) and extending through the first anniversary (July 8, 1999) thereof, except as provided in Section 11(c) hereof Otherwise, either party may terminate this Agreement or any Approved Service established hereunder at any time by giving written notice to such effect to the other Party at least one hundred eighty (180) days prior to the date of termination. Termination of this Agreement automatically terminates all Approved Services established hereunder, unless such additional consequential terminations are explicitly excluded from such termination by the language of such notice. The parties further agree that any or all of the Approved Services may be individually terminated by either party without terminating this Agreement, provided that the written notice requirements contained in this section are satisfied.

         c) Immediate Termination - WHIRLPOOL may terminate this Agreement or any SAF established hereunder immediately upon written notice to VENDOR if any of the following events occur:

                  i) VENDOR breaches any material obligation under the terms of this Agreement including all appended SAFs, including but not limited to failing to maintain accurate records, misrepresenting that a manufacturer's warranty is applicable to appliances, or of failing to dispose of appliances under the terms of this Agreement including all appended SAFs.


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                  ii)      An audit of VENDOR's operations discloses
                           misappropriation of WHIRLPOOL funds.

                  iii) VENDOR ceases to function as a going concern or ceases to conduct its operations of providing Services.

                  iv) VENDOR uses WHIRLPOOL's trademarks, trade names or service marks without the express written consent of WHIRLPOOL.

         d) Where applicable, additional termination provisions may be included in a SAF.


12.      INTERPRETATION

         a) Captions - Captions, if any, of the various sections herein are for convenience only, and they are not intended to be any part of the body or text of this Agreement nor are they intended to be referred to in construing any of the provisions hereof.

         b) Partial Invalidity - In the event any covenant, condition or other provision of this Agreement is held invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or provision, and shall be deemed replaced by a provision which comes closest to such unenforceable provision in language and intent, without being invalid, void or illegal.

         c) Conflict with Service Authorization Form - Except as otherwise provided herein, in the event of a conflict between the terms of a this Agreement with the terms of a Service Authorization Form, the terms and conditions of this Agreement, this shall prevail.

         d) Conflict with Other Documents - Except as otherwise provided herein, in the event of any conflict between the terms of this Agreement and any sales literature, order, acceptance, invoice, shipping document, correspondence, agreement or other document, the terms of this Agreement shall prevail.

         e) Choice of Law - This Agreement shall be interpreted under the laws of the State of Michigan.

         f) Arbitration - All disputes or claims in connection with or relating to this Agreement, or the breach or termination of this Agreement, that cannot be resolved by good faith negotiations between appropriate members of the senior management teams of both parties, shall be finally resolved by binding arbitration held in Chicago, Illinois. `No punitive damages shall be awarded. The dispute will be arbitrated by a mutually acceptable arbitrator selected by Resolute Systems,


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                  Inc. Each party will share in the costs of the arbitration equally. By mutual agreement, the parties may agree to replace arbitration with some other form of Alternate Dispute Resolution (ADR), such as neutral fact-finding or a mini-trial. Nothing in this section shall prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these . Procedures have been unsuccessful; or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party of the other.


13.      GENERAL

         a) Use of Trade Names and Trademarks - VENDOR may not use any trademark, trade name or service mark of WHIRLPOOL, including but not limited to the WHIRLPOOL, KITCHENAID, ROPER and ESTATE trademarks, in any manner for any purpose without prior written consent from WHIRLPOOL. Nothing herein or in any written permission shall grant VENDOR any right to or interest in any WHIRLPOOL trademark, trade name or service mark. VENDOR hereby acknowledges WHIRLPOOL's ownership of all rights, title and interest in its trademarks, trade names and service marks.

         b) Conduct - It is agreed that the employees and consultants of each party will at all times comply with the other party's rules and regulations for visitors and will display respectful, acceptable behavior in all Parties' places of business.

         c) Notices - All notices provided for in this Agreement shall be given in writing and shall be effective when either (1) served by personal delivery or (2) deposited, postage prepaid in the United States registered or certified mails addressed to the respective Contract Administrators.

         d) Assignment - WHIRLPOOL shall have the absolute right to assign in whole or in part its rights and obligations under this Agreement to any legal entity controlled by or controlling WHIRLPOOL, or under the common control of WHIRLPOOL, without the prior written consent of VENDOR. Otherwise, this Agreement shall not be assigned by either Party, by operation of law or otherwise, without the prior written consent of the other Party, which consent may be arbitrarily withheld for any or no reason. Any purported or attempted assignment contrary to the terms hereof shall be null and void and of no force or effect..

         e) Conflicts of Interest - During the life of this Agreement VENDOR will not enter into any agreement with another party which will conflict with the obligations under the terms and conditions of this Agreement. Prior disclosure is required under this provision if the activity or interest is related, directly or indirectly, to any activity that VENDOR may be involved with on behalf of WHIRLPOOL in the course of VENDOR's performance of its obligations under this Agreement.


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         f)       Audits - VENDOR shall maintain thorough and complete records of all business conducted with WHIRLPOOL. WHIRLPOOL shall have the right during normal business hours to audit the books, records, accounts, ledgers and all other documents relating to the business that VENDOR conducts with WHIRLPOOL. The individuals conducting, the audit will use reasonable efforts to minimize the disturbance they will cause to the normal activities and the ordinary course of business of VENDOR.

         g) Force Majeure - No party shall be responsible for delays or failures to perform resulting from events beyond its control but shall have a responsibility to mitigate any damage which might arise as a result of any such event. Such events shall include, but not be limited to, acts of God, strikes, blackouts, riots, acts of war, epidemics, government regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes, or other disasters.


14.      MERGER, WAIVER, AND MODIFICATION

         a) Entire Agreement - This Agreement, including any Exhibits, if any, hereto, together with all SAFs, including all Schedules appended to any SAFs, mutually agreed to hereunder, constitute the entire agreement between the parties with regard to the subject hereof and supersedes and cancels all previous agreements, negotiations, commitments and writings, and may not be released, discharged, abandoned, changed or modified in any manner, orally or otherwise, except by an instrument in writing signed by a duly authorized officer of each of the parties hereto.

         b) Waiver - No omission or delay by any party at any time to enforce any light or remedy reserved to it, or to require performance of any of the terms, covenants, or provisions of this Agreement by another party at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

         c) Modification - This Agreement may only be modified by written instrument, properly executed by duly authorized officers of VENDOR and WHIRLPOOL. No such modification shall affect any Approved Service which is executed prior to the effective date of such modification unless the parties have agreed in writing to the applicability of such modification to such pre-existing Approved Service.


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                  IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO
BE DULY EXECUTED IN THEIR RESPECTIVE CORPORATE NAMES BY THEIR DULY AUTHORIZED OFFICER, AS OF THE DAY AND DATE FIRST MENTIONED ABOVE.

                                WHIRLPOOL CORPORATION

                                By:      /s/ Thomas R. Wright
                                   ---------------------------------------------
                                         Thomas R. Wright

                                Title:   General Manager, NAR Logistics
                                Date:
                                     -------------------------------------------



                                APPLIANCE RECYCLING CENTERS OF
                                AMERICA. INC. (ARCA).

                                By:      /s/ Jack Cameron
                                   ---------------------------------------------
                                         Jack Cameron

                                Title:   President
                                         Date:
                                              ----------------------------------



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                                                                        [VENDOR]

                                                                        SAF - XX

                              DISTRESSED APPLIANCES
                           SERVICE AUTHORIZATION FORM


AS PROVIDED IN ARTICLE 4 OF THE AGREEMENT DATED JULY 8, 1998 BETWEEN WHIRLPOOL CORPORATION ("WHIRLPOOL') AND APPLIANCE RECYCLING CENTERS OF AMERICA, INC. ("VENDOR"), AND ENTITLED "REVERSE LOGISTICS MASTER SERVICE AGREEMENT." WHIRLPOOL PROPOSES TO APPOINT VENDOR TO PURCHASE AND RESELL OR DISPOSE OF DISTRESSED APPLIANCES IN THE TERRITORY. IF ACCEPTED BY VENDOR ALL OF THE DEFINITIONS AND TERMS AND CONDITIONS OF THE AGREEMENT SHALL APPLY TO THIS SAF.

1. If signed below by both parties, then during the term of this SAF provided below VENDOR agrees to purchase and resell or dispose of distressed appliances from WHIRLPOOL (the "Approved Services") for the term of, and in accordance with the provisions of this SAF and the Agreement.

2.       Definitions.

         a) "Ding and Dent Appliances" shall mean appliances manufactured by WHIRLPOOL, or OEM suppliers, that have been damaged cosmetically, but are functional for the use intended and, which would have been for sale by WHIRLPOOL in the Territory if not previously damaged.

         b) "Distressed Appliances" shall mean Ding and Dent Appliances, obsolete appliances, factory blemished appliances, and any other appliances specified by WHIRLPOOL as distressed. Distressed Appliances that VENDOR determines are fit for the use intended shall be referred to as "Salable Appliances."

         c) "Scrap Appliances" shall mean Distressed Appliances that are damaged to the extent that they are not fit for the use intended.

3. The Territory. VENDOR agrees to provide the Approved Services in the territory specified in Schedule B attached to this SAF (the "Territory").

4. Description of Services. VENDOR agrees:

         a) To purchase such Distressed Appliances from WHIRLPOOL as WHIRLPOOL shall offer to VENDOR. VENDOR shall purchase Distressed Appliances from WHIRLPOOL subject to the following limitations:

                  i) VENDOR understands that WHIRLPOOL may offer its retail dealers to whom Ding and Dent Appliances were originally shipped the opportunity to purchase such appliances at a markdown price (referred to as "Dealer Retained Ding and Dents"). Except for Dealer Retained Ding and Dents, WHIRLPOOL agrees to offer all Ding and Dent Appliances in the Territory to VENDOR.

                  ii) VENDOR shall be obligated to purchase Ding and Dent Appliances. up to $3,000,000 in any given three (3) month period, except as otherwise provided herein.

                  iii) VENDOR shall not be obligated to purchase nor take delivery of Distressed Appliances unless WHIRLPOOL proposes to sell at least a group of forty (40) Distressed Appliances located at any Regional Distribution Center, Local Distribution Center or Factory Distribution Center (collectively, "Distribution Center").

                  iv) WHIRLPOOL agrees to offer to VENDOR the option to purchase Distressed Appliances (other than Ding and Dent Appliances) in amounts and on terms no less favorable than any other purchaser of such other Distressed Appliances.

         b) To inspect all Distressed Appliances received from WHIRLPOOL as set forth in Schedule C appended to this SAF. Inspection shall take place at VENDOR's facility. Distressed Appliances that pass VENDOR's inspection shall be referred to as "Salable Appliances." VENDOR shall accept or object to the appliances being classified as Ding and Dent Appliances by written notice delivered within five (5) days of receipt. VENDOR may object to the classification as Ding and Dent Appliances only if VENDOR in good faith believes such appliances should be classified as, and disposed of as Scrap Appliances. VENDOR shall hold any appliances it believes should be classified as Scrap Appliances for a period of thirty (30) days for inspection by WHIRLPOOL. VENDOR and WHIRLPOOL shall cooperate in good faith to determine and agree upon which appliances will be reclassified as Scrap Appliances. If WHIRLPOOL fails to respond to VENDOR's notice within the thirty (30) day period, such appliances shall be reclassified and disposed of as Scrap Appliances.

         c) To dispose of Distressed Appliances reclassified as Scrap Appliances as provided in VENDOR SAF. [the SAF relating to Scrap and PEX appliances]

         d) To affix a clear label of the exterior of all Salable Appliances stating that the Salable Appliance is not warranted by the manufacturer including the following disclaimer:

                           WHIRLPOOL EXPRESSLY DISCLAIMS ANY WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE
                  and to affix a clear label of the exterior of all Salable Appliances setting forth VENDOR's warranty.

         e) To report model and serial number information for all Salable Appliances and Recycled Appliances to WHIRLPOOL, and to reimburse WHIRLPOOL for any warranty costs mistakenly billed to and paid by WHIRLPOOL for appliances resold by VENDOR.

         Attached Schedule C sets forth minimum standards for inspecting Distressed Appliances and recycling Scrap Appliances.

5. Purchase Terms and Conditions. VENDOR agrees:

         a) That WHIRLPOOL shall invoice VENDOR for Distressed Appliances upon shipment from WHIRLPOOL's Distribution Center or other specified facility.

         b) To purchase Salable Appliances at the prices set forth in Schedule C. VENDOR and WHIRLPOOL agree to review the product mix of Ding and Dent Appliances monthly.

                  i) If the product mix changes so that it is unreasonably disproportionate compared to the anticipated seasonal mix, VENDOR and WHIRLPOOL shall negotiate in good faith to adjust prices for Salable Appliances that makes the resale of Salable Appliances economically feasible for VENDOR.

                  ii) VENDOR acknowledges and agrees that WHIRLPOOL may update, change or modify in any respect the prices set forth in Schedule C. WHIRLPOOL agrees to provide VENDOR at least thirty (30) days written notice of any modifications to Schedule C. In the event WHIRLPOOL's price increase is unacceptable to VENDOR, VENDOR may terminate this SAF, or the Agreement as provided in Paragraph C of the Agreement.

                  iii) If any Ding and Dent Appliance is reclassified as Scrap Appliance by agreement or by expiration of WHIRLPOOL's thirty (30) day inspection period, the price for such Scrap Appliances shall be adjusted to twenty (20) percent of the Ding and Dent Appliance price(s) set forth in Schedule C or Fifty Dollars ($50.00). The difference between the Ding and Dent Appliance price and the adjusted Scrap Appliance price shall be paid to VENDOR as a credit against future purchases of Ding and Dent Appliances.

         c) That Recycled Appliances will be recycled by VENDOR at no charge to WHIRLPOOL. In no event shall WHIRLPOOL be required to take possession of any Ding and Dent Appliances reclassified as Scrap Appliances.

         d) To make payment in full for Distressed Appliances no later than thirty (30) days from the date of invoice.

         e) To transport, or be responsible for coordinating transport, and pay all costs and expenses of shipment, for all Distressed Appliances purchased from WHIRLPOOL in the Territory.

         f) That title and risk of loss for all Distressed Appliances purchased by VENDOR shall transfer to VENDOR when such appliances leave WHIRLPOOL's Distribution Center.

         g) Not to permit, nor cause to attach, any liens or encumbrances against any WHIRLPOOL property in its possession.

6.       Limitation of Liability and Disclaimer or Warranties.

         VENDOR ACKNOWLEDGES THAT ALL APPLIANCES SOLD TO,- AND TRANSFERRED TO, VENDOR ARE RECEIVED BY VENDOR ON AN "AS IS", "WITH ALL FAULTS" BASIS, WITHOUT ANY WARRANTIES TO VENDOR. WHIRLPOOL EXPRESSLY DISCLAIMS ANY WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE. VENDOR IS NOT AUTHORIZED TO REPRESENT OR ASSUME FOR WHIRLPOOL ANY LIABILITY IN CONNECTION WITH THE SALE OF APPLIANCES. THERE ARE NO WARRANTIES TO VENDOR.

7. Authorized Customers/Locations. VENDOR is ONLY authorized to sell Salable Appliances to END USE customers in the Continental United States, through written approval from WHIRLPOOL.

         In addition, VENDOR may resell Salable Appliances to:

         a)       Authorized WHIRLPOOL dealers.

         b) Non-authorized used appliance dealers as may be proposed to WHIRLPOOL as an authorized dealer by VENDOR, and for whom WHIRLPOOL has given prior written consent which WHIRLPOOL may withhold in its sole and absolute discretion.

         (Collectively referred to as "Dealers"). WHIRLPOOL shall have the right in its sole and absolute discretion to designate Authorized WHIRLPOOL Dealers.

8. Resale Terms and Conditions. VENDOR agrees:

         a) That VENDOR will not, and will not permit any of VENDOR's customers that resell Salable Appliances, to include any WHIRLPOOL trademark in any advertisement for such Salable Appliances. This prohibition does not prevent VENDOR, or any of VENDOR's customers, from advertising that such seller has major brand reconditioned appliances for sale so long as such advertisements do not include any reference to any WHIRLPOOL trademark(s).

         b) That all Salable Appliances shall be clearly and conspicuously labeled with consumer disclosure - (i) that WHIRLPOOL is NOT PROVIDING any warranty for such Appliance; and (ii) of VENDOR's warranty, if any.

         c) To keep WHIRLPOOL's Use and Care Guides and Installation Instructions packaged with Salable Appliances.

         d) To install Salable Appliances, or have Salable Appliances installed, as specified in WHIRLPOOL installation instructions.

         e) To instruct END USE customers in the proper use and operation of Salable Appliances.

         f) To remove warranty registration cards from all Salable Appliances prior to resale to an END USE consumer.

         g) That the prices at which VENDOR offers Salable Appliances for sale are to be determined by VENDOR, or VENDOR's customer in their sole discretion.

         h) That WHIRLPOOL will not make any advertising or promotion funds available to VENDOR, or to any of VENDOR's customers in connection with the sale and resale of Salable Appliances.

9. In addition to the termination provision of the Agreement, this SAF may be terminated by VENDOR upon ten (10) days written notice to WHIRLPOOL if WHIRLPOOL's changes in the prices set forth in Schedule C appended to this SAF are unacceptable to VENDOR.

10. This SAF, if accepted, shall be effective between WHIRLPOOL and VENDOR on the Effective Date of this SAF. Until written notice of termination is received as provided in paragraph 11 of the Agreement, this SAF shall continue in force. During the term, of this SAF, VENDOR will not enter into any agreement with another party which will conflict with the obligations under the terms and conditions of this SAF.

IN WITNESS WHEREOF, the parties have caused this Service Authorization Form to be executed as of this 8th day of July, 1998.

APPLIANCE RECYCLING
CENTERS OF AMERICA, INC.

By:        /s/ Jack Cameron                 By:        /s/ Thomas R. Wright
   -----------------------------               ---------------------------------
       Jack Cameron                                Thomas R. Wright

Its:   PRESIDENT                            Its:   GENERAL MANAGER, LOGISTICS

                                                                        [VENDOR]

                                                                        SAF - XX

                      SCRAP AND PRODUCT EXCHANGE APPLIANCES
                           SERVICE AUTHORIZATION FORM


AS PROVIDED IN ARTICLE 4 OF THE AGREEMENT DATED JULY 1, 1998 BETWEEN WHIRLPOOL CORPORATION' ("WHIRLPOOL") AND APPLIANCE RECYCLING CENTERS OF AMERICA, INC., ("VENDOR"), AND ENTITLED "REVERSE LOGISTICS MASTER SERVICE AGREEMENT," WHIRLPOOL PROPOSES TO APPOINT VENDOR TO PURCHASE AND RESELL OR DISPOSE OF SCRAP AND PRODUCT EXCHANGE APPLIANCES IN THE TERRITORY. IF ACCEPTED BY VENDOR ALL OF THE DEFINITIONS AND TERMS AND CONDITIONS OF THE AGREEMENT SHALL APPLY TO THIS SAF.

I If signed below by both parties, during the term of this SAF provided below VENDOR agrees to purchase and resell or dispose of all scrap and product exchange appliances offered to VENDOR by WHIRLPOOL in the Territory (the "Approved Services") for the term of, and in accordance with the provisions of this SAF and the Agreement.

2. The Territory. VENDOR agrees to provide the Approved Services in the territory specified in Schedule B attached to this SAF (the "Territory").

3.       Definitions.

         a) "Product Exchange Appliances" or "PEX Appliances" shall mean WHIRLPOOL appliances that have been returned to WHIRLPOOL from dealers or directly from END USERS for any reason, in exchange for new appliances.

         b) "Scrap Appliances" shall mean Distressed Appliances that are damaged to the extent that they are not fit for the use intended.

4.       Description of Services. VENDOR agrees:

         a) To purchase all Scrap Appliances and PEX Appliances WHIRLPOOL has not designated for destruction that pass VENDOR's inspection, and/or are reconditioned and pass VENDOR's inspection, (collectively referred to as "Salable Appliances") from WHIRLPOOL at WHIRLPOOL Regional Distribution Centers, Local Distribution Centers and Factory Distribution Centers (collectively referred to as "Distribution Centers") in the Territory. The Distribution Centers are listed in Schedule A attached to this SAF.

         b) To recondition and resell Scrap Appliances and PEX Appliances as provided in this SAF.

         c) To recycle Scrap Appliances and PEX appliances designated by WHIRLPOOL as "total destruction only", or as "destruction except for non-operational parts", or that do not pass VENDOR's inspection and can not be reconditioned to pass VENDOR's inspection (collectively referred to as "Recycled Appliances") as provided in Schedule C attached to this SAF. In no event shall VENDOR sell or otherwise dispose of Recycled Appliances or their component parts designated as "total destruction only" (referred to as "Recycled Components") in any manner in which such Recycled Appliances or Recycled Component Parts could be sold or otherwise transferred to consumers.

         d) To use "non-operational parts" (including trim, shelves, doors, liners, and frame/enclosure parts, but excluding all electrical and mechanical parts) from Recycled Appliances designated by WHIRLPOOL as "destruction except for non-operational parts" (referred to as "Reusable Components") for VENDOR's reconditioning operations.

         e) To affix a clear label on the exterior of all Scrap Appliances and PEX Appliances stating that the such appliances are not warranted by the manufacturer including the following disclaimer:

                           WHIRLPOOL EXPRESSLY DISCLAIMS ANY WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE

                  and to affix a clear label on the exterior of all Scrap Appliances and PEX Appliances setting forth VENDOR's warranty on all appliances to be resold.

         f) To report model and serial number information for all Scrap Appliances and PEX Appliances and Recycled Appliances to WHIRLPOOL, and to reimburse WHIRLPOOL for any warranty costs mistakenly billed to and paid by WHIRLPOOL for any appliances resold by VENDOR.

         Attached Schedule C sets forth minimum standards for inspection, reconditioning and recycling appliances.

5.       Purchase Terms and Conditions. VENDOR agrees:

         a) To purchase Scrap Appliances and PEX Appliances at the prices set forth in Schedule C. Prices will be evaluated every ninety
                  (90) days and adjusted as agreed upon by WHIRLPOOL and VENDOR. Recycled Appliances will be recycled by VENDOR at no charge to WHIRLPOOL.

         b) To pay for Scrap Appliances and PEX Appliances no later than thirty (30) days from the date of invoice.

         c) To transport, or be responsible for coordinating transport, and pay all costs and expenses of shipment, for all Scrap Appliances and PEX Appliances purchased from WHIRLPOOL.

         d) That title and risk of loss for all Scrap Appliances and PEX Appliances purchased by VENDOR shall transfer to VENDOR when such appliances leave WHIRLPOOL's Distribution Center.

         e) Not to permit, nor cause to attach, any liens or encumbrances against any WHIRLPOOL property in its possession.

6.       Limitation of Liability and Disclaimer or Warranties.

         VENDOR ACKNOWLEDGES THAT ALL APPLIANCES SOLD TO, AND TRANSFERRED TO, VENDOR ARE RECEIVED BY VENDOR ON AN "AS IS", "WITH ALL FAULTS" BASIS, WITHOUT ANY WARRANTIES TO VENDOR. WHIRLPOOL EXPRESSLY DISCLAIMS ANY WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE. VENDOR IS NOT AUTHORIZED TO REPRESENT OR ASSUME FOR WHIRLPOOL ANY LIABILITY IN CONNECTION WITH THE SALE OF APPLIANCES.

7. Authorized Customers/Locations. VENDOR is ONLY authorized to sell Salable Appliances to END USE customers in the Continental United States, THROUGH WRITTEN authorization from WHIRLPOOL.

         In addition, VENDOR may resell Salable Appliances to:

         a)       Authorized WHIRLPOOL dealers.

         b) Previously non-authorized used appliance dealers as may be proposed to WHIRLPOOL as an authorized dealer by VENDOR, and for whom WHIRLPOOL has given prior written consent which WHIRLPOOL may withhold in its sole and absolute discretion.

         (Collectively referred to as "Dealers"). WHIRLPOOL shall have the right in its sole and absolute discretion to designate Authorized WHIRLPOOL Dealers.

8.       Resale Terms and Conditions. VENDOR agrees:

         a) That VENDOR will not, and will not permit any of VENDOR's customers that resell Scrap Appliances and PEX Appliances, to include any WHIRLPOOL trademark in any advertisement for such Scrap Appliances. This prohibition does not prevent VENDOR, or any of VENDOR's customers, from advertising that such seller has major brand reconditioned appliances for sale so long as such advertisements do not include any reference to any WHIRLPOOL trademark(s).

         b) That all Scrap Appliances shall be clearly and conspicuously labeled with consumer disclosure - (i) that WHIRLPOOL is NOT PROVIDING any warranty for such Appliance; and (ii) of VENDOR's warranty, if any.

         c) To keep WHIRLPOOL's Use and Care Guides and Installation Instructions packaged with Scrap Appliances.

         d) To install Scrap Appliances, or have Scrap Appliances WHIRLPOOL installation instructions.

         e) To instruct END USE customers in the proper use and' operation of Scrap Appliances.

         f) To remove warranty registration cards from all Scrap Appliances prior to resale to an END USE consumer.

         g) That the prices at which VENDOR offers Scrap Appliances for sale are to be determined by VENDOR, or VENDOR's customer in their sole discretion.

         h) That WHIRLPOOL will not make any advertising or promotion funds available to VENDOR, or to any of VENDOR's customers in connection with the sale and resale of Scrap Appliances.

         i) In addition to the termination provision of the Agreement, this SAF may be terminated by VENDOR upon ten (10) days written notice to WHIRLPOOL if WHIRLPOOL's changes in the prices set forth in Schedule C appended to this SAF are unacceptable to VENDOR.

9. This SAF, if accepted, shall be effective between WHIRLPOOL and VENDOR on the Effective Date of this SAF. Until written notice of termination is received as provided in paragraph II of the Agreement, this SAF shall continue in force. During the term of this SAF, VENDOR will not enter into any agreement with another party which will conflict with the obligations under the terms and conditions of this SAF.

IN WITNESS WHEREOF, the parties have caused this Service Authorization Form to be executed as of this 8th day of July 1998 (the "Effective Date").

APPLIANCE RECYCLING
CENTERS OF AMERICA, INC.

By:        /s/ Jack Cameron                    By:        /s/ Thomas R. Wright
   ------------------------------                 ------------------------------
       Jack Cameron                                   Thomas R. Wright

Its:   PRESIDENT                               Its:   GENERAL MANAGER, LOGISTICS

                                                                        [VENDOR]

                                                                        SAF - XX

                                   SCHEDULE A

                              DISTRIBUTION CENTERS


Distribution Centers in the Territory include the following:

ARCA has the option to purchase distressed appliances from the following Distribution Centers as Whirlpool will make available from time to time.

                  Clyde Distribution Center
                  Evansville Distribution Center
                  Findlay Distribution Center
                  Ft. Smith Distribution Center
                  LaVergne Distribution Center
                  Marion Distribution Center
                  Oxford/Tulsa Distribution Center

                                                                        [VENDOR]

                                                                        SAF - XX

                                   SCHEDULE B

                                    TERRITORY


Territory is defined as follows:

                  Quality Express - Columbus, Ohio Region
                  Quality Express - Ontario, California Region
                  Quality Express - Kent, Washington Region
                  Quality Express - St. Louis, Missouri Region

                                                                        [VENDOR]

                                                                        SAF - XX

                                   SCHEDULE C

                         DISTRESSED APPLIANCE PRICE LIST


Current RL Price Sheets

Dated:            3/18/98                   L/RF Dent
                  3/18/98                   OTH - Dent
                  10/3/97                   SCP-ARCA

                                                                        [VENDOR]

                                                                        SAF - XX

                                   SCHEDULE D

                              MINIMUM STANDARDS FOR

                    INSPECTION, RECONDITIONING AND RECYCLING

                            OF DISTRESSED APPLIANCES


INSPECTION AND RECONDITIONING MINIMUM STANDARDS AND PROCEDURES

All Distressed Appliances and Scrap Appliances or PEX Appliances not designated for destruction by WHIRLPOOL shall be inspected by VENDOR to determine if such appliances are or can made fit for the intended purpose. Such inspection shall include at least confirmation that each such appliance meets all applicable standards, including but not limited to UL, AGA and CSA standards.

All appliances which are fit for the intended purpose and meet, or are repaired and then meet, all applicable standards, and pass any VENDOR's inspection shall be designated as "Salable Appliances" and may be resold by VENDOR under the terms of the Agreement and the SAF to which this Schedule is appended.

All appliances which are not fit for the intended purpose or DO NOT meet, or can not be repaired to meet, all applicable standards, and pass VENDOR's inspection shall be designated as Scrap Appliances and disposed of by VENDOR as provided under the terms of the Agreement and the Scrap and Product Exchange Appliances SAF.


RECYCLING MINIMUM STANDARDS AND PROCEDURES

All appliances designated by WHIRLPOOL as Scrap Appliances, and all appliances determined by VENDOR to be Scrap Appliances (collectively referred to as "Recycled Appliances") and any parts and components from Recycled Appliances designated as "total destruction only" shall be recycled by VENDOR according to the terms of the Agreement, the SAF to which this Schedule is appended and in accordance with the following minimum standards and procedures:

All Recycled Appliances and Recycled Components must be scrapped in a way that will render such appliance or component useless and make repair impossible.

All regulated fluids and materials that require removal from Recycled Appliances and Recycled Components must be removed, handled, stored, recycled and disposed of according to Federal, state and local regulations.

Recycled Appliance carcasses must be recycled whenever possible. Shredding by an automobile shredder after all regulated materials have been removed is a proper and cost-effective method of recycling.

VENDOR must maintain records for at least three (3) years that indicate the model and serial number by product category of all Recycled Appliances recycled for WHIRLPOOL including the date of recycling.

All Recycled "Destruction Only" Appliances must be recycled within thirty (30) days of receipt by VENDOR.